Exhibit 10.1
GENERAL RELEASE
THIS GENERAL RELEASE (the “Agreement”) is made by and between Joshua Ballard
(“Employee”) and Energy Recovery, Inc. (“Employer”).
For purposes of this Agreement, it is agreed that “Employer” (including in Paragraph 3)
includes Energy Recovery, Inc. and any corporations related to or affiliated with Energy
Recovery, Inc., whether as a parent, subsidiary or an affiliate and their successors and assigns; it also includes the Board Members, officers, directors, managers, trustees, agents, attorneys, and contractors of Energy Recovery, Inc., or any related or affiliated corporations.
WHEREAS, Employee was employed by the Employer as Chief Financial Officer, who previously informed the Employer of his intent to resign from the Employer, but agreed to remain employed and accomplish certain transitional and other duties until the Separation Date.
WHEREAS, as a result, Employee and the Employer desire to provide for his transition from that position and ultimate separation from the Employer.
WHEREAS, Employee desires to secure for himself the compensation and Severance
Benefits specified herein;
WHEREAS, Employee’s last day of employment with Employer is June 30, 2024 (the
“Separation Date”).
NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:
1.Severance Benefits.  For and in consideration of the promises made by Employee herein, including but not limited to the release of all claims and possible claims up to and including the date Employee executes this Agreement as specified herein, Employer agrees to:
(a)Accrued Benefits.  Regardless of whether Employee executes this Agreement,
Employer will pay all payments required by applicable law, including all earned and unpaid salary, all earned but unpaid and un-deferred bonus attributable to the year that ends immediately before Separation Date, and other benefits under applicable benefit plans to which Employee was entitled upon such termination in accordance with the terms of such benefit plans, except as modified by this Agreement;
(b)Severance Payment.  Subject to Paragraph 1(d), Employer agrees to pay to Employee, as a severance benefit, the gross sum of Four-Hundred Thousand Dollars and Zero cents ($400,000.00), but less ordinary payroll deductions, including, but not limited to, federal and state income taxes, and social security (the “Severance Payment”).

The Severance Payment shall be paid in in a single lump sum payment, subject to deductions for applicable taxes, during the Company’s next regularly scheduled pay cycle following the expiration of the period set forth in Section 4(e).
(c)Expansion of Equity Exercise Period.  Subject to Paragraph 1(d), Employee may
exercise any equity vested as of the Separation Date for up to two (2) years after the
Separation Date.
(d)Summary.  All severance benefits (except Accrued Benefits) shall be conditioned on
Employer’s prior receipt of this Agreement executed by Employee but also which follows expiration of the Revocation Period specified in Paragraph 4(e) of this
Agreement (without Employee revoking this Agreement) and Employee’s prior compliance with all provisions of this Agreement, specifically including but not limited to the Non-Disparagement and Return of Property covenants of Paragraphs 2 and 7 of this Agreement.  Further, except as specifically provided in this Paragraph 1,
Employee shall receive no further compensation or benefits whatsoever from
Employer following Employee’s separation of employment with Employer.  The parties further acknowledge and agree that California Labor Code Section 206.5 is not applicable to the parties hereto.  That section provides in pertinent part as follows:
No employer shall require the execution of any release of any claim or right on account of wages due, or to become due, or made as an advance on wages to be earned, unless payment of such wages has been made.
2.Return of Property.  Employee acknowledges and represents that Employee has returned or will return to Employer by the Separation Date all Employer property, without retaining or forwarding copies (actual or electronically stored) including, but not limited to: any and all computer hardware, software and related materials; cellular telephone, iPad and any other devices upon which any electronic data may be stored; reports, data, plans, projects, files, charts, records and memoranda; credit cards, card key passes; parking passes, keys; safe combinations;
computer access codes; discs and instructional or personnel manuals (including any and all copies made at any time whatsoever) in Employee’s possession or control which pertains in any manner to the business of Employer and any other item which constitutes property of  Employer.
Employee further acknowledges and represents that Employee has returned to Employer all
Employer Confidential Information and all passwords and codes necessary to obtain and access computer files on computers used by Employee during the course of Employee’s employment and Employee covenants and agrees not to access any computer or electronically stored information of Employer at any time after Employee’s employment termination. Employee further acknowledges specifically that Employee has not retained access to any electronically stored data, including any Confidential Information, relating to the business or business operations of Employer on any personal electronic device of Employee and any other electronic data bases, including, but not limited to, any internet-based service used to sync data to the cloud, such as: DropBox, Box.net, iCloud, SpiderOak, OneDrive, SkyDrive, Evernote, Google
Drive, Amazon Cloud Drive, AeroFS, ShareFile, Cubby, Tresorit, Egnyte, OpenDirve,
JustCloud, Sync.com, BackBlaze, CrashPlan, Carbonite, SugarSync, JottaCloud, ElephantDrive,
CertainSafe, iDrive, ASUS WebStorage, Barracuda Backup, Bitcasa, BullGuard, CloudMe,
Comodo, Diino, FilesAnywhere, Jungle Disk, MEGA, OwnCloud, Syncplicity, Tarsnap, or
Yandex.Disk, or any private electronic mail accounts.

Further, Employee affirms and agrees herein to continue to abide by all of Employee’s obligations pursuant to the Confidential Information and Invention Assignment Agreement
between Employee and Employer.
3.Release.  In consideration of the promises and rights provided to Employee under the terms of this Agreement, Employee, on behalf of Employee and Employee’s heirs and assigns, hereby forever releases, waives and forever discharges Employer from any and all manner of claims, complaints or causes of action of any kind and nature whatsoever, known or unknown, mature or unmatured, which Employee may have or claim to have (now or in the future) against
Employer, whether by reason of Employee’s employment with Employer or Employee’s separation from employment, or otherwise, from the beginning of time through the date
Employee executes this Agreement.  Such released claims include, but are not limited to: claims under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. §2000e et seq., the Civil
Rights Act of 1866, 42 U.S.C. §1981, the Americans With Disabilities Act, 42 U.S.C. §12101
et seq., The Age Discrimination in Employment Act of 1967 and Older Workers Benefit
Protection Act, as amended, 29 U.S.C. §621 et seq., the Family and Medical Leave Act,
29 U.S.C. §2601 et seq., the Fair Labor Standards Act, 29 U.S.C. §201 et seq., the Employee
Retirement Income Security Act of 1974, as amended, 29 U.S.C. §1001 et seq. (except as to any vested benefits under ERISA), the California Fair Employment and Housing Act, the California
Family Rights Act, the California Government Code, the California Business and Professions
Code, the California Healthy Workplaces, Healthy Families Act of 2014, and the California
Labor Code (except California Labor Code Section 2802 and to the extent any claims are not subject to waiver under California law), and any other federal, state or municipal statutes or ordinances relating to employment or discrimination in employment; claims of retaliatory or wrongful discharge (including Tameny claims), defamation, personal injury, emotional distress, invasion of privacy, tortious interference, breach of contract, breach of the covenant of good faith and fair dealing, and all other tort and contract claims; claims for unpaid wages, bonuses, commissions, vacation or other benefits (specifically including any claim relating to any Stock
Option Plan of Employer or AIP) or compensation; and any other claims of any nature whatsoever, except as provided herein.  In addition, Employee specifically releases any claim for attorneys’ fees.
It is understood and agreed that Employee may have a claim or claims against Employer that are presently unknown and/or unsuspected and that such unknown or unsuspected claims may give rise to damages, losses, costs, or expenses to Employee in the future.  It is specifically acknowledged by Employee that this Agreement and the release set forth in this Paragraph have been agreed upon and given in light of such facts and that this Agreement is intended to provide a full and complete release of any and all claims, whether known or unknown, suspected or unsuspected, as provided herein.  In this connection, Employee understands and agrees that as part of the inducement for the consideration provided to Employee in this Agreement, Employee specifically waives the provisions of Section 1542 of the California Civil Code, as well as any other federal, state or local statute or ordinance, or common law principle, of similar effect.
California Civil Code Section 1542 reads as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE
CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT
TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING
THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD
HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH
THE DEBTOR OR RELEASED PARTY.”
Understanding the above language, Employee nevertheless hereby voluntarily waives the rights described in this Paragraph and elects to assume all risks or claims that now exist in
Employee’s favor, whether known or unknown, that are released under the terms of this
Agreement.
The advice of legal counsel has been obtained by all parties prior to signing this Release
Agreement. Employee hereby acknowledges and represents that Employee is executing this
Release Agreement voluntarily, with full knowledge of its significance, and with the express intention of effecting the legal consequences provided by Section 1541 of the California Civil
Code, i.e., the extinguishment of all obligations and under any other state or federal statute or common law principle of similar effect.
4.Waiver of Age Discrimination Claim.  By execution of this Agreement, Employee expressly waives, releases and forever discharges any and all rights or claims arising under the
Age Discrimination in Employment Act of 1967, 29 U.S.C. §621 et seq. (ADEA) and:
(a)Employee acknowledges and understands that this waiver refers to rights or claims arising under the ADEA, is in writing and is written in manner that is understood by
Employee;
(b)Employee expressly understands that by execution of this document, Employee does not waive any rights or claims under the ADEA that may arise after the date this waiver is executed;
(c)Employee acknowledges that Employer hereby expressly advises Employee herein to consult with an attorney of Employee’s choosing (at Employee’s expense) prior to executing this document;
(d)Employee acknowledges that Employee has been given twenty-one (21) days from the date Employee received this Agreement to consider, sign and accept it.  Employee further acknowledges and agrees that this period constitutes a reasonable amount of time during which to consider this Agreement; and
(e)Employee acknowledges that Employee has seven (7) days after executing this
Agreement (the “Revocation Period”) to revoke in writing Employee’s waiver of claims herein.  Any such rescission must be provided in writing to William Yeung,
Chief Legal Officer, Energy Recovery, Inc., as follows: 1717 Doolittle Dr., San
Leandro, CA 94577, wyeung@energyrecovery.com.  Employee understands and acknowledges that any such rescission provided to Employer shall render this
Agreement null and void and Employee shall not be entitled to any of the benefits set forth in this Agreement (other than the Accrued Benefits).

However, notwithstanding Paragraphs 2, 3, 4, 6, 7 and anything otherwise to the contrary in this Agreement, it is understood that nothing in this Agreement prohibits Employee from filing a charge or complaint under the ADEA, including a challenge to the validity of this Agreement, with the EEOC, or from participating in any investigation or proceeding conducted by the EEOC
(each an “EEOC Action”), although Employee hereby waives the right to recover any monetary relief or damages in conjunction specifically with any such EEOC Action(s).
5.Employee Representations and Warranties.  Employee represents and warrants that:
(a) Employee has not filed, caused to be filed, or presently a party to any claim, complaint, or action against Employer; (b) Employee has not suffered any work related injury or illness;
(c) Employee has not been denied any type of leave to which Employee was otherwise entitled, including but not limited to the Family and Medical Leave Act or the California Family Rights
Act; and (d) Employee has been paid all compensation to which Employee has been entitled for all services rendered through the execution of this Agreement, specifically including but not limited to all salary or other wages, bonuses, commissions or any other paid leave or compensation to which Employee may have been entitled prior to Employee’s execution of this
Agreement, except as otherwise provided in this Agreement.
6.Non-Interference.  Nothing in this Agreement (including Paragraphs 2, 3, 4, 5 and 7) is intended to limit in any way (a) Employee’s right or ability to file a complaint, charge or claim of discrimination, or any complaint of other illegal behavior, with; (b) Employee, or Employee’s attorney, from initiating communication directly with, or responding to any inquiry from; or
(c) providing any testimony before, the Equal Employment Opportunity Commission (“EEOC”),
the National Labor Relations Board (“NLRB”), the Department of Labor (“DOL”), the Securities
Exchange Commission (“SEC”) or any other federal or state regulatory or law enforcement agency.  Such agencies have the authority to carry out their statutory duties by investigating any complaint, charge, or claim, issuing a determination, filing a lawsuit in federal or state court in their own name, or taking other statutorily-authorized action authorized under these statutes.
Employee understands that Employee retains the right to participate in any such action(s)
notwithstanding this Agreement.  Employee likewise understands that Employee retains the right to communicate with the EEOC, NLRB, DOL, SEC or any federal, state or local agency and that such communication can be initiated by Employee or in response to any government inquiry to
Employee without violating this Agreement (including paragraphs 2, 3, 4, 5 and 7).  Further, except as noted in Paragraph 4 with respect to EEOC Action(s), this Agreement does not limit
Employee’s right to receive an award for information provided to any government or regulatory agencies.
Employee also understands that pursuant to the Defend Trade Secrets Act of 2016,
Employee shall not be held criminally, or civilly, liable under any Federal or State Trade secret law for the disclosure of a trade secret that is made in confidence either directly or indirectly to a
Federal, State, or local government official, or an attorney, for the sole purpose of reporting, or investigating, a violation of law.  Moreover, Employee understands employees may disclose trade secrets in a complaint, or other document, filed in a lawsuit, or other proceeding, if such filing is made under seal.  Finally, Employee understands an employee who files a lawsuit alleging retaliation by a company for reporting a suspected violation of the law may disclose the trade secret to his attorney and use the trade secret in the court proceeding, if the employee files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

7.Mutual Non-Disparagement.  Each party to this agreement agrees to refrain from any disparagement, defamation, libel, or slander of any party to the agreement, and agrees to refrain from any tortious interference with the contracts and relationships of any party to the agreement.
Each party to this agreement further agree to refrain from making, either directly or indirectly, any negative, damaging or otherwise disparaging communications concerning the Releasor, the
Company or its services to any of the employees, agents, customers, business partners or vendors of the Company. For the purposes of this paragraph only, the “Company” personnel bound by this non-disparagement provision shall be limited to its Directors and Executive Officers but the
Company further agrees that it shall not instruct or otherwise encourage other Company personnel to disparage Releasor in any way.  The foregoing shall not be violated by truthful statements of Employee in connection with any financial audit, in connection with any investigation by a government or administrative agency or in response to a validly issued subpoena in any judicial, administrative or arbitration proceeding.  Further, nothing in this
Agreement is intended to interfere with, or should be construed as interfering with, Employee’s disclosure rights under California’s Stand Together Against Non-Disclosure Act (SB820,
effective January 1, 2019) or the California Silenced No More Act (SB331, effective January 1,
2022).  See also Paragraphs 4 (with respect to EEOC actions) and 6 for additional exceptions.
8.Cooperation.  Even after the Separation Date, Employee agrees to be reasonably available to support the needs of Employer as reasonably necessary by cooperating with any internal investigation or administrative or judicial proceeding regarding information Employer believes Employee possesses relating to any such investigation or proceeding and by cooperating with Employer’s auditors regarding reporting obligations, for which Employer reasonably believes Employee may have material information or knowledge.
9.Non-Admission of Liability.  The parties agree that this Agreement and payment(s)
hereunder are not to be construed as an admission of any liability and that each party has denied any liability to the other.
10.409A.  This Agreement is intended to be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder
(“Code Section 409A”) to the maximum extent possible, whether pursuant to the short-term deferral exception described in Treasury Regulation Section 1.409A-1(b)(4) or otherwise.  To the extent Code Section 409A is applicable to this Agreement, it is intended that this Agreement comply with the deferral, payout and other limitations, restrictions and requirements imposed under Code Section 409A.  Notwithstanding any other provision of this Agreement to the contrary, this Agreement will be interpreted, operated and administered in a manner consistent with such intentions.  Without limiting the generality of the foregoing, and notwithstanding any other provision of this Agreement to the contrary, with respect to any payments under this
Agreement to which Code Section 409A applies, all references in this Agreement to the termination of the Employee’s employment or service are intended to mean the Employee’s
“separation from service,” within the meaning of Code Section 409A(a)(2)(A)(i).  In addition, if
Employee is a “specified Employee,” within the meaning of Code Section 409A, then to the extent necessary to avoid subjecting Employee to the imposition of any additional tax under
Code Section 409A, amounts that would otherwise be payable under this Agreement during the six-month period immediately following the Employee’s “separation from service,” within the meaning of Section Code 409A(a)(2)(A)(i), shall not be paid to the Employee during such period, but will instead be accumulated and paid to the Employee (or, in the event of the
Employee’s death, the Employee’s estate) in a lump sum on the first business day after the earlier of (i) the date that is six months following the Employee’s separation from service or (ii) the
Employee’s death.
11.Governing Law, Jurisdiction and Venue.  This Agreement shall be governed by and construed in accordance with the laws of the State of California, the principal place of business of Employer.  Any legal action or proceeding with respect to this Agreement shall be brought in the California court of competent jurisdiction encompassing the corporate headquarters of
Employer, currently located in San Leandro, California, or the federal court of the United States of America for the Northern District of California (if federal jurisdiction exists) and, by execution and delivery of this Agreement, each party hereby accepts generally and unconditionally the jurisdiction and exclusive venue of such courts.  The parties irrevocably waive any objection to the laying of jurisdiction or venue (including but not limited to any objection based on lack of personal jurisdiction or forum non-conveniens) which any of them may now or hereafter have to the bringing of any such action or proceeding in such respective courts.
12.Prevailing Party.  The prevailing party in any legal action to enforce the terms of this
Agreement or for breach of any term of this Agreement shall be entitled to recover reasonable attorneys’ fees and costs (except with respect to a charge or complaint under the ADEA, including a challenge to the validity of this Agreement, filed with the EEOC, with respect to participation in any investigation or proceedings conducted by the EEOC, or as provided in
Paragraph 6).
13.Scope of Agreement.  This Agreement, and any agreement incorporated herein by reference, embody the entire agreement and understanding of the parties with respect to the subject matters contained herein.  The parties hereby declare and represent that no promise, inducement or agreement not herein expressed has been made, and the parties acknowledge that the terms and conditions of this Agreement are contractual and not mere recitals.  This
Agreement may be modified only by written agreement signed by Employee and an authorized representative of Employer.
14.Counterparts.  This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.  Facsimile counterparts signatures to this Agreement, or counterpart signatures transmitted via e-mail, shall be acceptable and binding to and upon the parties.
15.Voluntary Agreement.  Employee agrees that this Agreement is written in a manner calculated to be, and which is, understood by Employee and that the Release in Paragraph 3 and
Waiver of Age Discrimination Claims in Paragraph 4 are knowingly and voluntarily made by
Employee and in exchange for consideration to which Employee is not otherwise entitled.
Employee is signing this Agreement knowingly and voluntarily of Employee’s own free will and judgement and with the intent of being bound by it and not on any representations or promises made by Employer, other than those contained in this Agreement.

Intending to be legally bound, the parties have executed the foregoing Severance
Agreement and Release on the date(s) set forth below.
THIS RELEASE ENDS ALL CLAIMS AS PROVIDED HEREIN
READ CAREFULLY BEFORE SIGNING

Dated:	June 28, 2024	/s/ Joshua Ballard
Joshua Ballard (“Employee”)

Energy Recovery, Inc. (“Employer”)

Dated:	June 28, 2024	By:	/s/ David Moon
David Moon
		Title:	President and Chief Executive Officer